Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Uwharrie Capital Corporation and Subsidiaries

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146595 and 333-207626) of Uwharrie Capital Corp of our report dated March 5, 2021, with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries, which report appears in Uwharrie Capital Corp’s 2020 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

March 5, 2021